THIS AGREEMENT is made this 1st day of April, 1966.

A M O N G:
               CANADA SOUTHERN PETROLEUM LTD.,
               a corporation incorporated under the laws of Canada, (hereinafter referred to as "Canada Southern")

                                     - and -

               MAGELLAN PETROLEUM CORPORATION, a Panama corporation, (hereinafter referred to as "Magellan")

                                     - and -

               OIL INVESTMENTS, INC., a Panama corporation,
               (hereinafter referred to as "Oil Investments")

               (which said corporations are hereinafter collectively referred to as "C-M-O" and individually as a member of the C-M-O group)

                                     - and -

               ALMINEX LIMITED, a company incorporated under the laws of Canada, (hereinafter referred to as "Alminex")

                                     - and -

               PAN AMERICAN PETROLEUM CORPORATION, a
               company having an office at the City of Calgary, in the Province of Alberta,
               (hereinafter referred to as "Pan American")

                                     - and -

               DOME PETROLEUM LIMITED, a company incorporated under the laws of Canada,
               (hereinafter referred to as "Dome")

                                     - and -

               PROVO GAS PRODUCERS LIMITED, a company
               incorporated under the laws of Alberta,
               (hereinafter referred to as "Provo")

               (Alminex, Pan American, Dome and Provo being hereinafter collectively referred to as "A-D-P" and individually as a member of the A-D-P group)


         WHEREAS C-M-O and A-D-P are each parties or assignees of parties to an agreement in writing dated May 28, 1959 (herein called "the Main Agreement") among C-M-O of the one part and Home Oil Company Limited, Kern County Land
Company,  Alminex,  United  Oils  Limited  and Signal Oil and Gas  Company  (all
therein collectively called "H-S") of the other part (as amended by "Modification of Agreement dated January 3l, 1961, among the parties to the Main Agreement), A-D-P being in the instance of Alminex a party and the others assignee successors in interest to the said parties of the other part with respect to the said permits and the Main Agreement and the properties described in Schedule "A" thereof (hereinafter sometimes referred to as Permits);

         AND WHEREAS C-M-O and A-D-P desire to amend certain provisions of the Main Agreement with effect from the date hereof as it shall apply to them or their successors and to make further provision for the conduct of operations on the properties;

         AND WHEREAS A-D-P claim to be assignees of the rights of H-S; and WHEREAS it is not intended by this Agreement to affect any rights C-M-O now has or may hereafter have for failures to comply with the Main Agreement; and WHEREAS it is not intended to affect any rights that any of the parties to the assignments may have as between each other;

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is agreed as follows:

ARTICLE I

Deletion of Clause 3.1 (C) of Main Agreement in respect of A-D-P

1.1 With respect to operations carried on by A-D-P on the said permits after the date of this Agreement, the Main Agreement shall be read as if Clause 3.1 (C) of
Article III of the Main Agreement were deleted from the Main Agreement. Correspondingly, the proviso to Clause M of the Operating Procedure attached as Schedule "B" to the Main Agreement shall be deleted from the said Clause M with effect from the date hereof.

ARTICLE II

Addition of Article VIII to Main Agreement

2.1 Effective from the date hereof the Main Agreement shall be amended by the addition thereto of a new Article VIII thereof, reading as follows:

         "ARTICLE VIII

         8.1 Notwithstanding anything hereinbefore contained, with respect to A-D-P the interest of C-M-O in the said permits and in the properties described therein shall be and become a fifty percent (50%) carried interest (as defined in Schedule "D" hereto), with C-M-O to have the right, however, to convert the same as hereinafter provided.

         8.2 Forthwith upon the interest of C-M-O becoming a carried interest as aforesaid, the provisions of Schedule "D" hereto shall come into effect and shall govern the relationship of the parties hereto with respect to the said permits and the properties described therein."

ARTICLE III

Addition of Schedule "D" to the Main Agreement

3.1 Effective from the date hereof the Main Agreement shall be amended by adding thereto Schedule "D", which shall be in the form attached hereto entitled:

         "Schedule "D"

attached to and forming part of an agreement made as of May 28, 1959, between Canada Southern Petroleum Limited, Magellan Petroleum Corporation, Oil Investments, Home Oil Company Limited, Kern County Land Company, Alminex Limited, United Oils, Limited and Signal Oil and Gas Company."

ARTICLE IV

Exception for Existing Wells

4.1 Notwithstanding anything contained in this amending agreement or in Schedule "D" to the Main Agreement as added by Article III hereof, the interests of the parties in the spacing units of the Pan Am Home Signal CSP A-l Kotaneelee well and the Canada Southern et al North Beaver River YT 1-27 well and in any lands which were not on March 31, 1966, held for the joint account under the said Operating Procedure by reason of the forfeiture or penalty provisions of the said Operating Procedure shall not be affected by this amending agreement; and, notwithstanding any provisions of the Main Agreement or of Schedule "D" thereto as added by this amending agreement, the said spacing units and lands not held for the joint account shall, unless the beneficial owners thereof agree otherwise in writing, be included in leases selected from the said permits when and if such lease selection is made.

ARTICLE V

Amendment to Article V of the Main Agreement

5.1 Article V of the Main Agreement is hereby amended by inserting after the word "Agreement" in the second line of Clause 5.1 thereof the words

         "and except in respect of any lands in which C-M-O's interest is held as a carried interest pursuant to Article II of Schedule "D" above referred to."

ARTICLE VI

No Waiver of Rights

6.1 Nothing herein or in the said Schedule "D" contained affects or waives any rights that C-M-O now has or may hereafter have to enforce the Main Agreement, or any agreements amendatory, collateral or ancillary thereto, as against the original parties in accordance with the tenor thereof.

6.2 Nothing herein or in the said Schedule "D" contained affects or waives any right that A-D-P now has or may hereafter have as against their respective assignors.

ARTICLE VII

General

7.1 This Agreement shall enure to the benefit of, and shall bind, the parties hereto and their respective successors and assigns.

7.2 This Agreement shall remain in effect for the term of the Main Agreement.

7.3 This Agreement may be executed in several counterparts each of which so executed shall be deemed to be an original and shall be binding upon the party executing the same upon its execution and delivery thereof, as soon as each party hereto has executed and delivered a counterpart thereof.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement with effect on April 1, 1966.

                                        CANADA SOUTHERN PETROLEUM LTD.

                                        ----------------------------------------

                                        ----------------------------------------

                                        MAGELLAN PETROLEUM CORPORATION

                                        ----------------------------------------

                                        ----------------------------------------


                                        OIL INVESTMENTS, INC.

                                        ----------------------------------------

                                        ----------------------------------------


                                        ALMINEX LIMITED

                                        ----------------------------------------

                                        ----------------------------------------


                                        PAN AMERICAN PETROLEUM CORPORATION

                                        ----------------------------------------

                                        ----------------------------------------


                                        DOME PETROLEUM LIMITED

                                        ----------------------------------------

                                        ----------------------------------------


                                        PROVO GAS PRODUCERS LIMITED

                                        ----------------------------------------

                                        ----------------------------------------

                             AFFIDAVIT OF EXECUTION




    C A N A D A                  )
                                 )
PROVINCE OF ALBERTA              )
                                 )
      TO WIT:                    )


                  I, ANNA THELMA DRAY, of the City of Calgary in the Province of Alberta, Secretary, MAKE OATH AND SAY:-

1. That I was personally present and did see JOHN C. MEEKER, Attorney in Fact for Pan American Petroleum Corporation named in the within instrument, who is personally known to me to be the Attorney in Fact for Pan American Petroleum Corporation named therein, duly sign and execute the same for the purposes named therein.

2. That the same was executed at the City of Calgary, in the Province of Alberta, and that I am the subscribing witness thereto.

3. That I know the said JOHN C. MEEKER and he is in my belief of the full age of twenty-one years.

SWORN before me at the City of         )
                                       )
Calgary, in the Province of            )
                                       )
Alberta, this 7th day of               )
                                       )
November A.D. 1966                     )    ____________________________________
                                       )
                                       )
---------------------------------------)
A Commissioner for Oaths in and for the
         Province of Alberta

                                  SCHEDULE "D"

          attached to and forming part of an agreement made as of May 28, 1959, between Canada Southern Petroleum Limited, Magellan Petroleum Corporation, Oil Investments, Inc., Home Oil Company Limited, United Oils, Limited and Signal Oil and Gas Company.

          (as added by amending agreement dated April 1, 1966)



                           CARRIED INTEREST PROVISIONS



ARTICLE I

Definitions

         In this Schedule "D" the following words and phrases shall have the following respective meanings, namely:

1.1 "Accounting Procedure" means Schedule "C" to the Main Agreement.

1.2 "Block" means one of the three areas each comprising a number of the said permits. Block "A" shall comprise Permits 1006, 1007, 1132, 1133 and 1135. Block "B" shall comprise Permits 1134, 1136, 1157, 1152, 1153, 1154, 2302, 2713 and
the North half of each of Permits 2301 and 1137. Block "C" shall comprise Permits 1149, 1150, 1151, 1155, 1156 and Permits 1173 to 1181 inclusive.

1.3 "Carried interest" means the interest described in this Schedule "D".

1.4 "The carried interest lands" means the lands which are from time to time subject to the carried interest of C-M-O under this Schedule "D".

1.5 "The Department" means the Department of Northern Affairs and National Resources of Canada or its successor or successors in authority.

1.6 "The Main Agreement" means the Agreement dated May 28, 1959 of which this Schedule "D" forms part, as amended by agreement dated April 1, 1966 among the parties to the Main Agreement and/or their assignee successors in interest.

1.7 "The Operating Procedure" means Schedule "B" to the Main Agreement.

1.8 "The Permits" means the said Permits comprised in Blocks A, B and C as listed in Clause 1.2 hereof; and, except where the context otherwise requires, includes the lands covered by the said Permits.

1.9 "Petroleum substances" means petroleum, natural gas, sulphur or any other substances an interest in which is derived under the Permits or under leases or other documents of title selected therefrom or otherwise made subject hereto.

ARTICLE II

C-M-O Carried Interest

2.1 When this Schedule "D" has become effective pursuant to Clause 8.2 of the Main Agreement as amended, C-M-O's interest in the Permits shall thereafter be in the nature of a fifty percent (50%) carried interest and the Permits shall become carried interest lands. C-M-O's said interest in the Permits is hereinafter referred to as "the C-M-O carried interest" or "C-M-O's carried interest".

2.2 The parties hereto hereby transfer and set over among them all such right, title and interest as shall required to vest in C-M-O the C-M-O carried interest. No formal transfer need, however, be made of the registered interest of the parties in the said Permits for this purpose.

2.3 C-M-O's carried interest shall be and constitute the right of C-M-O (in addition to the further rights hereinafter set forth) to receive, and the obligation of A-D-P to pay to C-M-O fifty percent (50%) of the amount by which the operational receipts from each Block on and after April 1, 1966 exceed the operational costs from each respective Block on and after April 1, 1966. A-D-P covenants and agrees to pay to C-M-O in cash the amounts (if any) due to C-M-O from time to time under this Clause 2.3 with respect to each Block.

2.4 Subject to the provisions of the Operating Procedure relating to a party's right to decline to participate in an operation and the right to surrender pursuant to the Operating Procedure, A-D-P shall from April 1, 1966 maintain the Permits and the leases or other documents of title derived therefrom in good standing, shall pay all lease rentals, make all required deposits or guarantees with the Department, perform all exploratory work and development work on the Permits, and pay any costs or expenses whatever with respect to the further holding, managing, exploration and development of the Permits (whether held in permit or lease stage or howsoever). This Clause shall not apply to any expenditure by C-M-O with respect to any operation instituted by it as hereinafter provided, nor shall it prevent a full settlement of accounts among the parties hereto as at March 31, 1966, with respect to matters accruing up to and including March 31, 1966.

2.5 The "operational receipts" from a Block for the purposes of Clause 2.3 hereof and wherever used herein shall mean the cumulative total of all receipts (other than refunds of deposits with the Department) by A-D-P on and after April 1, 1966 from the Block, including the proceeds of sale of petroleum substances from the Block and any refund of or cash contribution toward any operational costs charged to that Block and any proceeds realized upon the disposal of any machinery or equipment charged to the operational costs for that Block, and including, without limiting the generality of the foregoing, any receipts which the Operator would be required to credit to the joint account under the Accounting Procedure.

2.6 The  "operational  costs" with  respect to a Block for the purpose of Clause
2.3 hereof and wherever used herein shall mean the cumulative total of all expenditures made by A-D-P on and after April 1, 1966 on or with respect to that Block, including, without limiting the generality of the foregoing, all permit renewal fees, lease rentals, exploratory costs, development costs, production costs and marketing costs with respect to that Block, and including all lessor's royalties and the overriding royalties to which the permits in that Block are subject as described in Schedule "A" to the Main Agreement; provided that no cost shall be charged as an operational cost unless it can be charged to the joint account under the Accounting Procedure (or, with respect to the cost of an independent operation, could be so charged if the operation were for the joint account).

2.7 When the operational receipts with respect to a Block exceed the operational costs with respect to that Block, C-M-O shall become entitled to its share of such excess, notwithstanding that with respect to the other Block or Blocks the operational costs may still exceed the operational receipts.

2.8 If any operational costs are incurred which cover more than one Block in such a manner that a division of such costs on an acreage basis would not be a fair division thereof or if it is difficult or impossible to determine to which Block the operational costs should be attributed, A-D-P shall allocate such costs according to its best bona fide estimate of the value or relationship to each Block of the costs thus incurred.

ARTICLE III

Accounting for the C-M-O Carried Interest

3.1 On and from April 1, 1966, C-M-O's rights to receive statements and to make audits with respect to the C-M-O carried interest shall be the same as though C-M-O were a joint operator (non-operator) under the Accounting Procedure.

3.2 A-D-P agrees to maintain accounts and render statements for each Block so that the operational receipts and the operational costs may be separately determined for each Block and so reported to C-M-O. Paragraph 2 of Schedule "C" shall be followed in rendering statements.

3.3 Where a statement of the C-M-O carried interest account for any month shows an amount due C-M-O, payment of the amount due C-M-O shall be forwarded either with such statement or not more than 15 days thereafter.

3.4 C-M-O shall not be obligated to repay to A-D-P any moneys paid on account of the C-M-O carried interest with respect to a Block if the operational costs for that Block again exceed the operational receipts for a Block after a period when the reverse was the case.

ARTICLE IV

Right to Access and Information, Etc.

4.1 Except as may be expressly hereinafter provided, C-M-O's rights to information and data with respect to all operations on the Permits (including that received in trade which is related to the Permits) shall be the same as though such operations were being carried on for the joint account of C-M-O and A-D-P under the Operating Procedure; and, with the said exception, C-M-O's right of access to the Permits while operations are being conducted thereon shall be the same as if C-M-O were participating therein as operations for the said joint account.

4.2 With the consent of all parties hereto, A-D-P or any member or members of the A-D-P group shall have the right to trade seismic data obtained from or with respect to the Permits. Such data shall otherwise be kept confidential by the parties.

4.3 Canada Southern alone or its assigns shall represent C-M-O in exercising the rights of C-M-O under Clause 4.1 hereof while the C-M-O carried interest is in effect.

ARTICLE V

Independent Operations While Carried Interest in Effect

5.1 For the purposes of the C-M-O carried interest it shall be immaterial whether operational costs and operational receipts are incurred or received by one or more members of the A-D-P group, should independent operations be carried out by less than all the members of the A-D-P group pursuant to Clause N of the Operating Procedure (or howsoever).

5.2 C-M-O shall have the right to propose the drilling, deepening or re-working of a well (hereinafter called "the operation"), on any lands subject to the C-M-O carried interest which have been selected under lease from the Permits, in the same manner and under the same conditions as provided in Clause N.2 of the Operating Procedure; provided that the approval of a drilling or deepening operation in a budget of the A-D-P group shall not prevent C-M-O from proposing an operation under the said Clause N.2 unless A-D-P undertakes to C-M-O to carry out the operation approved in the said budget within the time proposed in such budget (or, if earlier, within six months). No such operation may be proposed by C-M-O unless upon the basis that either all members of the C-M-O group will participate therein or that the participating members of the C-M-O group shall bear at least fifty percent (50%) of the cost of the operation. While C-M-O's interest in a Block is a carried interest and the operation proposed by C-M-O is with respect to that Block, A-D-P agrees that A-D-P shall act as one party in electing whether to participate in the operation so proposed by C-M-O. If A-D-P does elect so to participate, the operation shall be carried out for the joint account of A-D-P and C-M-O, and C-M-O shall pay in cash its share of the cost of the operation in the same manner as a Joint Operator. The share of the costs of the operation paid by C-M-O shall not be operational costs. Otherwise, however, the well and the lands upon which the operation is carried out shall remain subject to the C-M-O carried interest.

5.3 If A-D-P elects not to participate in an operation proposed by C-M-O under Clause 5.2 hereof, and if C-M-O carries out the operation, C-M-O shall upon completion of the operation be entitled to the same penalty under Clause N of the Operating Procedure as if C-M-O had proposed the operation as a Joint Operator. Any cash paid by A-D-P to participate in the operation with respect to a development well under Subclause N.2(c) (ii) of the Operating Procedure shall not be operational costs except to the extent of the amount which A-D-P would have borne had A-D-P initially participated with C-M-O in the operation. If A-D-P or one or more members of the A-D-P group elects by payment of cash under Subclause N.2(c) (ii) of the Operating Procedure to participate in the operation with respect to a development well after the operation has been carried out by C-M-O, the spacing unit of that well (subject to Clause N.3 of the Operating Procedure) shall cease to be subject to the C-M-O carried interest and shall be held by the parties participating therein as joint lands for their own account pursuant to the Operating Procedure.

5.4 Any acreage which is forfeited to C-M-O by reason of the provisions of Clause N of the Operating Procedure, where A-D-P does not participate in an operation proposed by C-M-O, shall cease to be subject to this Schedule "D" or to the Main Agreement (except as to lease selection under Clause O of the Operating Procedure).

5.5 Except as provided in Clauses 5.3 and 5.4 hereof, all lands in a Block upon which C-M-O has conducted the operation, whether or not A-D-P participated therein, shall continue to be subject to the C-M-O carried interest.

5.6 If at the time C-M-O gives notice of election to convert the C-M-O carried interest to a working interest as hereinafter provided any operations are in progress pursuant to Clause E of Schedule "B" on the Permits, C-M-O shall be deemed to have elected to participate in those operations. If, however, notice of a proposed operation has been given under Clause N.2 of the Operating Procedure and the period for replying to such notice has not expired, the party proposing the operation shall give C-M-O a new notice thereof under the said Clause N.2 when notice of C-M-O's conversion of the C-M-O carried interest to a working interest has been received; provided that the proposing party may proceed with the operation, if it so wishes, without awaiting C-M-O's election with respect to participation in the operation, in which event the election of C-M-O shall be treated as retroactive for determining costs and participating interests.

ARTICLE VI

Work Credits

6.1 For the purposes of the C-M-O carried interest the operational costs shall be calculated as if no grouping of permits or leases (for the purpose of permitting the allocation of work credits as provided by statute or regulation) had occurred, whether work credits earned elsewhere are applied to lands subject to the C-M-O carried interest or whether work credits earned on lands subject to the C-M-O carried interest are applied to other lands.

6.2 While the C-M-O carried interest is in effect with respect to one or more Blocks, A-D-P shall by April 30 of each year after 1966 submit to C-M-O its proposed allocation of work credits among the Blocks. Unless C-M-O gives notice to A-D-P within 30 days that it is dissatisfied with such allocation, the allocation shall be deemed acceptable. If C-M-O gives such notice the parties will attempt to arrive at a mutually-agreeable allocation. If either party is dissatisfied with the progress of the negotiations in this respect it may elect to have the available work credits allocated among the Blocks on an acreage basis. Allocations of work credits under this Article shall be binding upon C-M-O if and when it elects to convert the C-M-O carried interest to a working interest.

6.3 Work credits earned by operations by C-M-O under Article V hereof shall, except to the extent that they may be applied to reduce costs with respect to lands forfeited to C-M-O under Article V hereof or lands held jointly as working interests by C-M-O and A-D-P under the said Article V, be treated as work credits earned by A-D-P and shall be allocated under Clause 6.2 hereof.

6.4 Upon the surrender of any lands out of a Block to another party or parties to this Agreement the then existing unused work credits applicable to that Block shall be deemed to have been allocated equally among each acre in that Block.

ARTICLE VII

Conversion of Permits to lease

7.1 A-D-P shall maintain all the said Permits in permit form until at least their respective anniversary dates in 1967.

7.2 A-D-P shall maintain in permit form until the earliest permit anniversary date falling in the year 1969 all the Permits except the total of

         (a) the Permits or parts thereof which may meanwhile be required to be converted to lease by the Department; and

         (b) the Permits or parts thereof which A-D-P may meanwhile surrender to C-M-O;

         and

         (c)      Permit areas totaling not more than 400,000 acres in area.

7.3 A-D-P shall maintain in permit form until at least the earliest permit anniversary date falling in the year 1970 all the Permits except the total of

         (a) the Permits or parts thereof which may meanwhile be required to be converted to lease by the Department; and

         (b) the Permits or parts thereof which A-D-P may meanwhile surrender to C-M-O;

         and

         (c) Permit areas totaling not more than 550,000 acres in area, inclusive of 7.2 (c) areas above.

7.4 A-D-P shall maintain in permit form until at least the earliest permit anniversary date falling in 1971 all the Permits except the total of

         (a) the Permits or parts thereof which may meanwhile be required to be converted to lease by the Department; and

         (b) the Permits or parts thereof which A-D-P may meanwhile surrender to C-M-O;

         and

         (c) Permit areas totaling not more than 650,000 acres in area, inclusive of 7.2 (c) and 7.3 (c) areas above.

7.5 Subject to the foregoing Clauses of this Article VII, A-D-P may convert the remaining Permits to lease as A-D-P sees fit and C-M-O shall Join in such conversion and shall accept the selection of leases proposed by A-D-P; provided that if C-M-O has prior to the time of any such lease selection converted the C-M-O carried interest to a working interest, Clause O of the Operating Procedure shall apply to the lease selection.

7.6 If, while the C-M-O carried interest is in effect, A-D-P does not propose to take leases of the maximum area which may by law be leased from any permit, A-D-P shall so advise C-M-O not less than 30 days before the lease selection is to be forwarded to the Department. C-M-O shall then have the right to select further leases for C-M-O's account from that permit up to the maximum area permitted by law, provided that any such selection by C-M-O shall not cause any change in the lease selection already made by A-D-P. C-M-O shall promptly furnish to A-D-P the funds required to take such C-M-O leases.

         For the purpose of this Clause 7.6 A-D-P shall be deemed to have taken the "maximum area" if it selects leases with the intention of converting the entire permit to lease, notwithstanding that its manner of lease selection may not result in the maximum acreage which it might be possible to select from the permit if the selection were made in some other manner.

7.7 If any selection of leases must be made in the names of all parties hereto or if such leases must be issued in the names of all parties hereto or to parties not owning the beneficial interest therein in the same manner as provided herein or in the Main Agreement, the parties shall execute such assignments and documents as may be necessary to transfer the leases to their beneficial owners.

7.8 All such leases selected by A-D-P from the permits (except for C-M-O's account under Clause 7.6 hereof) shall continue to be subject to the C-M-O carried interest with respect to the Block in which the respective permit is contained, unless C-M-O has converted the C-M-O carried interest to a working interest in that Block prior to the said lease selection.

7.9 All acreage of the permits which is not selected under lease by A-D-P for A-D-P's account under the foregoing provisions of this Article shall cease to be subject hereto or to the Main Agreement, except as provided in Article VIII hereof.

7.10 In selected leases from Permits 1137 and 2301, it is recognized that, unless otherwise agreed with the owners of the south half of each of Permits 1137 and 2301, the said owners shall be entitled to select one-half the total acreage which may be acquired under lease out of Permits 1137 and 2301 respectively, such selection to be made from acreage in the south half of each of the said two permits. By mutual agreement with such owners, lease selection may be made across the boundaries of the north and south half of each or either of the said two permits, in which case the portion of such leases falling within each respective half-permit shall be assigned to the owners of that half-permit.

7.11 A-D-P is hereby given the right to arrange with the Department for a common renewal date for all or some of the Permits, as a matter of convenience of administration and programming of work requirements. With respect to each of those Permits for which such common renewal date is approved by the Department, the "anniversary date" shall thereafter for all purposes hereof be such common renewal date.

7.12 To the extent that A-D-P is required under this Article VII to keep the said Permits in permit form and therefore to make deposits with the Department as a guarantee for the performance of exploratory work, A-D-P agrees that it will in fact expend on exploratory work on the Permits an amount sufficient to cause to be refunded all such deposits made and to be made in the calendar year 1966. A-D-P agrees to commence on or before February 1, 1967 the exploratory work necessary to ensure refund of the said deposits made and to be made in the calendar year 1966.

ARTICLE VIII

After-Acquired Lands

8.1 If any Permit is surrendered to the Department by both C-M-O and A-D-P (other than for the mere purpose of selecting oil and gas leases therefrom), the area of the surrendered Permit shall cease to be subject in any way hereto.

8.2 If any lease selected from a Permit is surrendered to the Department by both C-M-O and A-D-P (except for replacement or amendment) the area of that lease shall cease to be subject in any way hereto.

8.3 If any lease is acquired by A-D-P or C-M-O in such circumstances that the acquiror is expressly required hereunder to offer an interest therein to the other party and such other party declines such offer, the lease shall cease to be in any way subject hereto.

8.4 If, prior to March 31, 1973, any lands (hereinafter called "the acquired lands") all or not less than twenty-five (25%) percent of which fall within the original area of a Permit or Permits and any part of which lie within one mile of the lands then subject to the C-M-O carried interest (excluding lands which become subject to the C-M-O carried interest by reason of this Clause 8.4) should be for sale, and provided the acquired lands are not lands which have ceased to be subject hereto by reason of Clauses 8.1, 8.2 or 8.3 hereof, the parties shall take the following action:

         (a) If no well is then being drilled by A-D-P on lands subject to the C-M-O carried interest, and if A-D-P acquires any of the acquired lands, A-D-P shall advise C-M-O what parcels of the acquired lands A-D-P has acquired. C-M-O shall then have the right for a period of ten
         (10) days after receipt of such advice to elect to have all the acquired lands which have been acquired by A-D-P included in the lands subject to the C-M-O carried interest.

         (b) If A-D-P is then drilling a well on lands subject to the C-M-O carried interest, and if A-D-P advises that the well is being timed for a Crown sale (and such is the case) A-D-P shall have the right to withhold from C-M-O all information and derrick floor privileges with respect to the well until after the Crown sale, and the offer to C-M-O to have any acquisition by A-D-P at the Crown sale included in the lands subject to the C-M-O carried interest shall be made to C-M-O not later than ten (10) days after the Crown sale, accompanied by all the information which A-D-P had with respect to the said well at the time it submitted its bid for the posted lands. Subclause (a) shall then apply to such offer. If, however, A-D-P does not propose to bid at the Crown sale where a well is timed for the sale as aforesaid, A-D-P shall so advise C-M-O not later than forty-eight (48) hours before the Crown sale and give C-M-O all the information (including derrick floor privileges) available to A-D-P from the said well at that time. If C-M-O then bids at the Crown sale and acquires any of the posted lands, such acquisition shall cease to be subject in any way hereto.

         (c) C-M-O agrees that, except as provided in Subclause (b), C-M-O will not bid independently on any posted lands in which it must be offered a carried interest under Subclause (b) of this Clause 8.4.

8.5 If prior to March 31, 1973, and while it holds the C-M-O carried interest position in a Block, C-M-O should acquire from other than A-D-P any lands in that Block (or which lie at least twenty-five (25%) percent in that Block) and provided such lands have not then ceased to be subject hereto by reason of the provisions of Clauses 8.1 to and including 8.4 hereof, C-M-O shall promptly offer such lands to A-D-P at C-M-O's cost thereof; and if A-D-P promptly pays for such lands, they shall become subject to the C-M-O carried interest hereunder in that Block. Such offer shall be accompanied by all the information which C-M-O has with respect to the acquisition and shall be open for acceptance by payment for ten (10) days (only) after the receipt thereof.

         This Clause 8.5 shall not apply to leases selected for C-M-O's own account from the Permits under Clause 7.6 hereof.

         If C-M-O elects to have any acquired lands made subject to the C-M-O carried interest pursuant to Clause 8.4 hereof, or should any acquisition of lands be taken over by A-D-P from C-M-O pursuant to this Clause 8.5 the acquisition thus made subject to the C-M-O carried interest shall be added to the Block in which are situated or partly situated the lands which are the subject of such acquisition. Should such acquisition include lands in two Blocks, both of which are subject to the C-M-O carried interest, the acquisition (and the cost thereof) shall be divided between the respective Blocks in which they lie. If such division causes a parcel to be divided between two Blocks, the acquisition cost of that parcel shall be divided on an acreage basis.

         Any such acquisition thus added to a Block shall thereupon become subject to all the provisions hereof (including the right of conversion) relating to the C-M-O carried interest lands in that Block.

         The operational costs for the Block to which is added any acquisition made subject to the C-M-O carried interest under Clause 8.4 or this Clause 8.5 hereof shall be increased by the bonus consideration and other costs to A-D-P of the acquisition thereof, and in the case of a bonus consideration there shall be added to the operational costs for the Block six (6%) percent per annum of the said bonus consideration until such time as either (i) the operational receipts for that Block have exceeded the operational costs (including such bonus consideration and interest) for that Block or (ii) the operational receipts from the acquired parcel have exceeded the said bonus consideration plus interest with respect to that parcel, whichever time is earlier.

8.6 No party hereto shall, by use of a parent company, subsidiary, affiliate or associate company or any company nominee or person employed by or controlled by such party, evade any of its obligations under this Article VIII.

8.7 Should C-M-O convert the C-M-O carried interest to a working interest, the provisions of this Clause 8.7 shall apply thereafter in lieu of the foregoing provisions of this Article VIII, (except Clauses 8.1, 8.2 and 8.3 hereof, which shall remain in full force and effect):

         (a) If prior to March 31, 1973, any lands, all or not less than 25% of which lie within an area bounded by lines drawn (1) outside of a Permit area (2) parallel to the respective boundaries of that Permit area and
         (3) one mile from the respective boundaries of that Permit, should be posted for Crown sale (as to the petroleum and/or natural gas rights thereunder), the parties hereto shall meet to attempt to arrive at a joint bid for such posted lands or for one or more parcels thereof. If the parties do not agree upon a joint bid, each of the parties shall disclose to the other parties the bid it proposes to make at such Crown sale for the respective parcels upon which it intends to bid. If a joint bid is agreed upon, it shall be submitted by the Manager-Operator for the account of the parties, each of whom shall be required to provide its pro rata share of the moneys required to be tendered with such bid. If a joint bid is not agreed upon and any party is successful in acquiring at such Crown sale a parcel or parcels at a price which varies more than 5% from the amount the acquiror revealed as its proposed bid for such parcel or parcels, the acquirer shall be required to offer a pro rata share of the acquisition at cost to the other parties hereto. The said offer shall remain open for a period of ten days only (or for 48 hours only if a well is then being drilled within one mile of the parcel or parcels subject to the offer).

         (b) If any party hereto should acquire any interest in lands to which Subclause (a) of this Clause 8.7 would apply if such lands were the subject of a Crown sale, but such acquisition is made by way of other than Crown sale, the acquiror shall offer participation at cost in such acquisition to the other parties hereto. Subclause (a) shall apply as to acceptance of such offer.

         (c) For the purposes of this Clause 8.7, references to parties hereto shall refer to the individual parties to this agreement rather than to the A-D-P group and the C-M-O group as such; and a "pro rata share" shall mean pro rata to the following percentages:

               Canada Southern     -  45.00%

               Magellan            -   4.00%

               Oil Investments     -   1.00%

               Alminex             -   2.50%

               Pan American        -  25.00%

               Dome                -  15.00%

               Provo               -   7.50%

         (d) Any party hereto who (in default of its obligation so to do) does not comply with the foregoing provisions of this Clause as to bidding at the Crown sale shall in any event be obliged to offer to the other parties hereto an interest in every acquisition at such Crown sale in the same manner and extent as above provided for a party hereto who is required to offer an interest in its acquisition to the other parties hereto.

8.8 The provisions of this Article shall not apply to any lands within the south half of Permit 1137 and the south half of Permit 2301.

ARTICLE IX

Gas Plants and Gathering Systems

9.1 If A-D-P during the period in which C-M-O holds the C-M-O carried interest in the Blocks or any of them as aforesaid, proposes to construct gas gathering systems and a gas processing plant for the purpose of putting natural gas from that Block or those Blocks in a marketable state or otherwise to process it for the removal of liquids and/or sulphur, A-D-P shall advise C-M-O of such proposal, giving C-M-O the cost estimates and proposed specifications of such gathering systems and plant. C-M-O shall have ninety (90) days after receipt of such information to advise A-D-P whether C-M-O elects to participate in the said gathering systems and plant as a fifty (50%) percent working interest owner. If C-M-O elects so to participate it shall be required to bear and pay in cash its fifty (50%) percent share of the cost of construction of the said gathering systems and plant.

9.2 If C-M-O does not elect so to participate, A-D-P may proceed to construct the gathering systems and the plant for A-D-P's account and risk. Whether the said plant and gas gathering systems are constructed by C-M-O and A-D-P or solely by A-D-P, the cost of construction, operation and maintenance thereof, and the receipts and revenues therefrom, shall not be added to the operational costs or the operational receipts respectively for the purposes of the C-M-O carried interest, but the following provisions of this Article shall apply thereto:

         (a) The said gathering systems and plant shall be owned and operated by the parties hereto who bear the cost thereof as provided in this Clause
         9.2 and as a project separate and apart from the ownership and operation of the lands subject hereto.

         (b) The owners of the said gathering systems and plant shall have and are hereby exclusively granted the right to gather and process the gas produced from the lands subject hereto and to the Main Agreement which are (or are to be) served by the said gathering systems and plant, and to charge for such gathering and processing a fee or charge which will limit cumulative net revenue to the said owners of the said gathering systems and plant in accordance with the principles expounded in the Alberta Public Utilities Board's Shell-Jumping Pound decision of December, 1961, assuming the following in applying such principles:

                  (a)      a rate of return of 8 1/2% on rate base;
                  (b)      a 50/50 debt - equity ratio;
                  (c)      a 6% interest rate on debt;
                  (d)      a 11% return on equity capital;
                  (e) an income tax allowance to be computed as 50% of the taxable income consisting of the allowed return on equity and debt capital plus income tax allowance, less interest on debt capital;
                  (f) depreciation on a unit of throughput basis (that is, the factor to be used in determining the amount of depreciation to be allowed in any year is arrived at by dividing the throughput of the gathering systems and plant by the remaining recoverable gas reserves at the beginning of the period under review);
                  (g) and provisions for working capital equal to 25% of annual operating costs.

         (c) The operational costs for a Block shall include the fee or charge which is made under Subclause (b) for gathering and processing gas produced from that Block while C-M-O holds the C-M-O interest therein.

         (d) If any plant to which this Clause 9.2 applies is also used in any calendar year to process gas from sources other than the lands subject hereto (and the right to process such other gas is expressly hereby given) then all costs (including depreciation) of processing gas at the plant in that year, and the rate base for that year, shall for the purposes of determining the charge or fee to be made under Subclause
         (c) of this Clause 9.2 be divided among such other gas and gas from the lands subject hereto in proportion to the respective volumes of gas processed from such other lands and from the lands subject hereto.

         (e) If the said gathering systems or any part thereof are used to transport such other gas, an allocation of the costs of the gathering systems or parts thereof so used shall be made in the same manner mutatis mutandis in proportion to the respective volumes of gas transported in the calendar year.

ARTICLE X

Proposed Surrender of Carried Interest Lands

10.1 If A-D-P proposes to surrender to the Department any lands which are subject to the C-M-O carried interest, and if the lands proposed to be surrendered are then held in permit form, A-D-P shall give notice of such proposed surrender not less than 90 days before the next ensuing anniversary date of the permit (or respective permits, if more than one) which it is proposed to surrender. Unless within 60 days after receipt of such notice C-M-O requests in writing an assignment to C-M-O of the lands which A-D-P has proposed to surrender, C-M-O shall be deemed to have elected to join in such surrender and shall in fact join therein.

         If C-M-O requests such assignment, A-D-P shall assign to C-M-O the interest which A-D-P had proposed to surrender, and such interest shall cease to be subject hereto or to the Main Agreement.

10.2 If A-D-P proposes to surrender to the Department any lands which are subject to the C-M-O carried interest but which are not then in permit form, the provisions of Clause P of the Operating Procedure shall apply to such surrender, for which purpose A-D-P and C-M-O shall each act as one party. If the interest proposed to be surrendered is assigned to C-M-O pursuant to the said Clause P, that interest shall cease to be subject in any way hereto.

ARTICLE XI

Operations Generally

11.1 With respect to lands subject to the C-M-O carried interest C-M-O shall not be "Joint Operators" under the Operating Procedure, except as otherwise expressly provided herein. C-M-O shall be entitled to vote, however, for the appointment of a Manager Operator under the Operating Procedure as if the C-M-O carried interest were a working interest; provided that the Manager Operator while the C-M-O carried interest is in effect shall be a member of the A-D-P group unless A-D-P otherwise unanimously agrees or unless no member of the A-D-P group fills the position of Manager Operator for a period of thirty (30) consecutive days.

11.2 If C-M-O fails to exercise its vote to join in the appointment of a Manager Operator as aforesaid, the Manager Operator shall be appointed by A-D-P, and each member of the A-D-P group shall have a percentage vote for this purpose pro rata to its working interest as if the working interests of the A-D-P group totaled 100%.

ARTICLE XII

Conversion of C-M-O Carried Interest

12.1 With respect to each Block, C-M-O shall have the right at any time during the term hereof to convert the C-M-O carried interest in that Block to a fifty (50%) percent undivided working interest therein by paying to A-D-P one-half of the amount by which the operational costs for that Block exceed the operational receipts for that Block; provided that if at the effective date of such conversion the operational receipts exceed the operational costs with respect to that Block, such conversion may be made without any payment to A-D-P.

12.2 Upon converting the C-M-O carried interest in a Block to a working interest as provided in Clause 12.1 and making the payment, if any, due thereunder, C-M-O shall, without further formality or assignment, have and hold an undivided one-half working interest in all wells, batteries, dehydrators, treaters, compressors, tanks, flow lines, and equipment and material of all kinds in that Block, the cost of which had been paid as operational costs or incurred prior to the date hereof (subject to Article IV of the said amending agreement of April 1, 1966).

12.3 Upon converting the C-M-O carried interest to a working interest in a Block, C-M-O shall then become and be subject to all the rights and liabilities of a Joint Operator under the Operating Procedure with respect to that Block.

12.4 C-M-O shall give A-D-P written notice of its intention to convert the C-M-O carried interest to a working interest in any Block or Blocks, and such conversion shall become effective on the first day of the calendar month which falls next after the notice, provided the payment, if any, due A-D-P under Clause 12.1 hereof is made. Such payment will be adjusted as of the effective date as soon as a statement to that date is prepared and submitted to C-M-O by A-D-P.

12.5 Where any lands cease to be subject to the C-M-O carried interest, that fact shall not affect the operational receipts and the operational costs theretofore credited or charged to the account of the C-M-O carried interest.

ARTICLE XIII

Conversion By Less Than All C-M-O

13.1 Each member of the C-M-O group shall have the right separately to convert that member's share of the C-M-O carried interest to a working interest in a Block or Blocks. The working interest obtained upon such conversion by such member (hereinafter called "a converting member") shall be that shown opposite the converting member's name below, namely:

         Canada Southern                    -      45.00%

         Magellan                           -       4.00%

         Oil Investments                    -       1.00%

13.2     In making such separate conversion the converting member

         (1) Shall for the purposes of Clause 12.1 hereof pay A-D-P a fraction of one-half the amount by which the operational costs exceed the operational receipts, which fraction shall be

                  (i)      in the case of Canada Southern     -   45/50ths

                  (ii)     in the case of Magellan            -    4/50ths

                  (iii)    in the case of Oil Investments     -     1/50th

         (2) Shall for the purposes of Clause 12.2 hereof obtain a working interest in wells and other items listed in Clause 12.2 hereof equal to the same fraction as in Subclause 13.2(1) hereof of one-half the entire working interest therein.

13.3 After any such conversion is made by less than all the members of the C-M-O group, the percentage carried interest held by each non-converting member of the C-M-O group shall be that shown opposite its name where first listed in Clause
13.1 hereof. A converting member shall bear no share of the burden of the C-M-O carried interest held by the non-converting members of the C-M-O group.

13.4 The payment (if any) made under Clause 12.1 hereof by a converting member of the C-M-O group shall not be considered as operational receipts, nor shall any receipts accruing to or expenditures made by a converting member be considered as operational receipts or operational costs for the purposes of this agreement.

13.5 Unless and until such time as Canada Southern is a converting member with respect to a Block, a converting member who proposes an operation under Clause N of the Operating Procedure shall not be entitled to proceed with the operation unless all members of the C-M-O group participate therein. If less than all the members of the A-D-P group participate in any such proposed operation, the participating members of the A-D-P group shall bear pro rata the same share of the cost of the operation as if all members of the A-D-P group had elected to participate in the operation and shall be entitled to the entire penalty accruing from the non-participating member or members of the A-D-P group, subject to the C-M-O carried interest still held by the non-converting members of the C-M-O group.

13.6 A converting member of the C-M-O group shall not thereby become a member of the A-D-P group.

13.7 For the purposes of Article VIII hereof with respect to after-acquired lands, a converting member of the C-M-O group (provided all members of the C-M-O group are not then converting members) shall, as between A-D-P and such converting member, be considered a member of the C-M-O group except that any interest acquired by A-D-P which is to be offered to C-M-O shall, with respect to the converting member only, be offered at cost as a working interest rather than as a carried interest.

13.8 For the purposes of Clause 8.5 hereof, if a converting member acquires any lands which if acquired by C-M-O would be offered to A-D-P under that clause, the converting member shall offer A-D-P such acquisition except for a percentage thereof equal to the converting member's percentage working interest in the Permits. If A-D-P accepts the offer, A-D-P shall then, as provided in Clause 8.4 hereof, offer to include the acquisition by A-D-P in the lands subject to the C-M-O carried interest.

ARTICLE XIV

C-M-O Rights Re Sale of Production

14.1 Subject to Article IX of this Schedule "D", while C-M-O holds the C-M-O net carried interest in a Block C-M-O shall have the right to dispose of 50% of the petroleum substances produced and saved from that Block (except the portion thereof required for use in operations on that Block), and to make such contracts for the sale of the said 50% of such petroleum substances as C-M-O may wish, provided such contracts shall be at arm's length (or on terms no less favourable to C-M-O than if made at arm's length) and provided such contracts are not at terms less favourable than those which A-D-P offers C-M-O in writing before such contracts are made for the same. The rights of C-M-O under this clause may be exercised separately with respect to oil and natural gas.


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l4.2 The  rights  of C-M-O  under  Clause  14.1 may be  exercised  only upon the condition that the proceeds of all such sales shall be assigned to A-D-P and made payable directly to A-D-P to be applied towards the operational receipts for the respective Block from which the petroleum substances so sold were produced, unless and until A-D-P agrees in writing to the contrary after the operational receipts exceed the operational costs for that Block.

ARTICLE XV

Notice

15.1 For the purposes of Clause X of the Operating Procedure (which shall apply hereto) and for the purposes of this Schedule D, the addresses of the parties hereto shall be as follows:

         (a)      C-M-O and Alminex      -  as  provided  in  Clause  X  of  the
                                            Operating Procedure

         (b)      Pan American           -  444 Seventh  Avenue S. W.,  Calgary,
                                            Alberta

         (c)      Dome and Provo         -  706 Seventh  Avenue S. W.,  Calgary,
                                            Alberta


Provided that with respect to the C-M-O carried interest, C-M-O agrees that all notices and communications to be given to or by the members of the C-M-O group may be given to or by Canada Southern on behalf of the C-M-O group.